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EXHIBIT 10.1


                           EXCALIBUR INDUSTRIES, INC.

                              2002 STOCK BONUS PLAN


         1. PURPOSE. The purpose of the Excalibur Industries, Inc. 2002 Stock Bonus Plan (the "Plan") is to strengthen Excalibur Industries, Inc., a Texas corporation ("Corporation"), by providing to employees of the Corporation or any of its subsidiaries added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by issuing shares of the common stock of the Corporation, $.001 par value to specified employees, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

         2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

                  2.1 "BOARD OF DIRECTORS": The Board of Directors of the Corporation.

                  2.2 "COMMITTEE": The Committee which shall administer the Plan shall consist of the entire Board of Directors or a committee designated by the entire Board.

                  2.3 "SHARES": The shares of common stock, $.001 par value, of the Corporation.

                  2.4 "Subsidiary": Any corporation of which fifty percent (50%) or more of total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

         3. ADMINISTRATION OF PLAN.

                  3.1 IN GENERAL. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

                  3.2 AUTHORITY. Subject to the express provisions of this Plan, the Committee shall have the authority to do the following: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the individuals to whom, the time or times at which, and the number of Shares to be issued; (iv) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (v) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.


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         4. ELIGIBILITY AND PARTICIPATION. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive Shares under the Plan. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Shares may be issued. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the shareholders. In determining (i) the number of Shares to be issued, (ii) the individuals of the eligible class to whom Shares shall be issued, and (iii) the times at which such Shares shall be issued, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been issued Shares may be issued additional Shares if the Committee shall so determine. No Shares shall be issued under the Plan after December 31, 2002.

         5. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  5.1 SHARES. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be issued pursuant to this Plan shall not exceed Fifty Thousand (50,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation.

                  5.2 ADJUSTMENTS. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, appropriate and proportionate adjustments shall be made to the number of Shares which may thereafter be granted under this Plan. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

         6. TERMS AND CONDITIONS OF SHARE ISSUANCES.

                  6.1 SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any Shares are issued under the Plan. The Committee in its discretion may cause the Shares to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Shares. Each person to whom Shares are issued under the Plan shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws. Without limiting the generality of the foregoing, the Corporation may require from such person such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect.

                  6.2 NONTRANSFERABILITY OF OPTIONS. Notwithstanding any registration of the Shares under the Securities Act of 1933 set forth in Section
6.1 above, all Shares issued under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, until December 31, 2002. The certificates representing the Shares shall contain a restrictive legend disclosing the nontransferability of the Shares as set forth herein.

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                  6.3 WITHHOLDING OF TAXES. As a condition to the exercise, in whole or in part, of any Options, the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

                  6.4 NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Plan shall obligate the Corporation to employ or have another relationship with any person who is issued Shares under this Plan for any period or interfere in any way with the right of the Corporation to reduce such person's compensation or to terminate the employment of or relationship with such person at any time.

         7. PLAN AMENDMENT AND TERMINATION.

                  7.1 AUTHORITY OF COMMITTEE. The Committee may at any time discontinue issuing Shares under the Plan or otherwise suspend, amend or terminate the Plan; provided that, except as permitted under the provisions of
Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan which would: (i) increase the maximum number of Shares which may be issued pursuant to the Plan (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Shares under the Plan; or (iii) extend the term of the Plan. No Shares may be issued during any suspension or after termination of the Plan.

                  7.2 MAXIMUM TERM. Unless previously terminated by the Committee, this Plan shall terminate on December 31, 2002, and no Shares shall be issued under the Plan thereafter.

         8. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of June 7, 2002, the date the Plan was adopted by the Board of Directors.

         9. MISCELLANEOUS PROVISIONS.

                  9.1 EXCULPATION AND INDEMNIFICATION. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

                  9.2 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware.

                  9.3 COMPLIANCE WITH APPLICABLE LAWS. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.


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